INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of DIGS, Inc. and Subsidiaries on Form SB-2 of our report dated February 24, 2000, appearing in the Prospectus, which is part of this registration Statement, and of our report dated February 24, 2000 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




CALDWELL, BECKER, DERVIN, PETRICK & CO., L. L. P.



May 31, 2000